Exhibit 99.1

RH ANNOUNCES $700 MILLION SHARE REPURCHASE AUTHORIZATION

Company Announces Completion of Previous $300 Million Share Repurchase Program

Corte Madera, CA – May 4, 2017 – RH (NYSE:RH) today announced that its Board of Directors has authorized a common share repurchase program of up to $700 million.

RH may purchase shares on a discretionary basis from time to time through open market purchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or the use of other techniques such as one or more accelerated stock repurchase programs including through privately-negotiated arrangements in which a portion of the share repurchase program is committed in advance through a financial intermediary and/or in transactions involving hedging or derivatives. The timing and amount of any transactions will be subject to the discretion of RH and may be based upon market conditions as well as other opportunities that RH may have for the use or investment of its capital. The repurchase program has no expiration date, does not require the purchase of any minimum number of shares and may be implemented, modified, suspended or discontinued in whole or in part at any time without further notice.

RH anticipates that the repurchase of shares under this program could be funded with a combination of existing cash, cash flow, borrowings under existing credit facilities, and proceeds from incremental borrowing arrangements. As of the end of the first quarter ended April 29, 2017, the Company had approximately $80 million in cash and cash equivalents and had no outstanding borrowings on its line of credit of up to $600 million.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We continue to believe our shares are undervalued and based on the strength of our balance sheet, coupled with the current and long-term outlook for our business, an opportunity exists to create value for our long-term shareholders.”

RH completed its previous share repurchase program during the first quarter of fiscal 2017 in the amount of $300 million pursuant to which it purchased 7.85 million shares.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, and Waterworks.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements relating to any future stock repurchases including the timing, amount or sources of funds, our belief that our shares are undervalued and an opportunity exists to create value for our long-term shareholders, and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; our ability to take advantage of the transaction with Waterworks; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; factors affecting our outstanding convertible senior notes; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

SVP, Investor Relations and Strategy

415-945-4998

cmclaughlin@rh.com